Exhibit 99.1
                                  Prime Medical Services, Inc.
                                         PRESS RELEASE


FROM:                 Tina M. Macaluso - Investor Relations
                      Prime Medical Services, Inc.
                      (512) 314-4325

COMPANY               Brad A. Hummel - President & CEO
CONTACTS:             John Q. Barnidge - Senior Vice President & CFO
                      (512) 314-4554

                                                           FOR IMMEDIATE RELEASE


                         PRIME MEDICAL ANNOUNCES SECOND QUARTER RESULTS


         AUSTIN, TX, July 31, 2003 - Prime Medical Services, Inc.(NASDAQ: PMSI), today announced its financial results for the quarter ended June 30, 2003.
         Total revenue for the second quarter of 2003 was $36.9 million, compared with $37.1 million for the same quarter a year ago, after excluding refractive vision corrections (RVC) operations which were sold in 2002. Net income for the period was $1.3 million, or $0.08 per share compared with $3.1 million and $0.19 per share in the comparable quarter a year ago, after excluding RVC operations for 2002.
         Prime's President & CEO, Brad A. Hummel, commented, "While the results for the quarter are disappointing, our operating weakness was primarily caused by a sluggish market for medical specialty vehicles. AK Specialty Vehicle medical division shipped 24 units during the quarter, down from 43 in the same quarter a year ago and from 30 units in the first quarter 2003. An excellent quarter in our broadcast unit and a solid contribution from our urology segment could not overcome the medical manufacturing shortfall. We expect weakness in the medical segment to persist throughout the year, and therefore took steps during the quarter to lower costs at our Chicago facilities, reducing the workforce by over 80 people, a 30% reduction. We continue to aggressively manage labor hours. Despite a significant sequential revenue decline, operating margin improved by 5.2% during the quarter in this business unit and we project further improvement in the third quarter of 2003. Broadcast vehicle demand remains very strong and activity in the command & control market is gaining momentum as federal grant monies are making their way to government agencies and municipalities. Interesting export opportunities have also emerged. During the second quarter, the Company received GSA certification for the entire range of vehicle products under the AKSV platform. We believe this will be an important tool for efficient access into these emerging markets."
         "Results in our urology unit were solid and consistent with our expectations. Ongoing re-engineering activity continues to impact prior period comparisons, as we pro-actively divest non-consolidated partnership interests, rebalance partnership equity and absorb contractual changes. Lithotripsy procedures increased sequentially by 2% to 7,445, despite losing an estimated 400 procedures in Alabama as a result of the dismantling of the Certificate of Need protection we enjoyed until earlier this year. We continue to realize positive benefits from our re-engineering efforts; 21of our 42 partnerships have year to date increases in procedures over the prior year. Our surgery center initiative is advancing and we are currently preparing for syndication of our first partnership."
         John Q. Barnidge, Prime's CFO, added, "The downturn in our medical vehicle manufacturing revenue has been significant, eroding more than $0.18 per share from our projections in the first half of the year. We are, however, benefiting from the diversity of our manufacturing platform as well as the solid margins we enjoy in urology."
          "With revised projections for EBITDA at $33 million for 2003, we are confident that we have the resources to adequately provide for the continued execution of our strategic plan. Factoring in a conservative assumption relative to the recovery of the medical manufacturing segment, we expect modest improvement in earnings throughout the course of the year, and as a result, we are now targeting an EPS of $0.52 to $0.56."

Notice of Conference Call and Webcast
         Management of Prime Medical Services will host a conference call the morning of Friday, August 1 at 10:30 a.m. EDT (9:30 a.m. CDT). To participate in the live call, please dial (800) 901-5213 in the U.S. and (617) 786-2962 internationally. The access number is 20159598. A telephone replay will be available for one week by dialing (888) 286-8010 in the U.S. and (617) 801-6888 for international callers. The access number is 16455381. To access the webcast, please go to the Prime Medical website at www.primemedical.com. A replay of the call will be available on the website for 30 days.

About Prime Medical Services Inc.
         Prime is an industry leader in providing healthcare services to the urology community and is a market leader in the design and manufacturing of specialty vehicles for use in the medical and broadcast & communications industries.
         Urology Services. Prime is the country's leading provider of lithotripsy, a non-invasive therapy for kidney stone disease, operating a fleet of 67 lithotripsy systems in mobile and fixed based configurations throughout
34 states. Through partnerships organized around local urologists, the Company provides the personnel and operating infrastructure required to deliver lithotripsy treatments to hospitals and other healthcare settings. Services include scheduling, logistics, receivables management, contracting, personnel management, training, quality assurance, outcomes management and regulatory compliance.
         Manufacturing. Prime is a global leader in the design, engineering and construction of specialty vehicles for the transport of high technology medical and broadcast & communications equipment. Working with original equipment manufacturers, Prime oversees the integration of a broad range of devices, including diagnostic imaging equipment and therapeutic medical devices, as well as satellite and microwave transmission equipment. The Company has recently expanded its products to include mobile command and control facilities, and other law enforcement, military and Homeland Security related vehicles.
         For more information, visit Prime's website at: www.primemedical.com. For investor relations inquiries, please call Tina Macaluso at (512) 314-4325 or Email info@primemedical.com and complete the Information Request Form.

Statements in this press release that are not strictly historical, including statements regarding plans, objective and future financial performance, are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Prime believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that the expectations will prove to be correct. Factors that could cause actual results to differ materially from Prime's expectations include, among others, the existence of demand for and acceptance of Prime's services, the availability of appropriate candidates for acquisition by Prime, regulatory approvals, economic conditions, the impact of competition and pricing, financing efforts and other factors described from time to time in Prime's periodic filings with the Securities and Exchange Commission.

                                                               ######
 2003


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                                                    Prime Medical Services, Inc.
                                            Pro Forma Supplemental Financial Information
                                          For the Three and Six Months Ended June 30, 2003
                                                              Unaudited
                                                 In thousands, except per share data


                                                             2nd Quarter                                 YTD
                                                -------------------------------------------------------------------------------
                                                  2003        2002(a)     % Variance       2003       2002(b)        % Variance

Summary of Results from Operations
    Revenues                                    $ 36,911     $ 37,133       -0.6%        $ 77,762     $ 72,949          6.6%

    EBITDA(c)                                   $ 10,097     $ 13,991      -27.8%        $ 20,854     $ 26,592        -21.6%

    Adjusted EBITDA(c)                           $ 6,213      $ 8,924      -30.4%        $ 12,961     $ 15,910        -18.5%

    Net Income                                   $ 1,324      $ 3,102      -57.3%        $  3,150     $  4,982        -36.8%

    EPS                                           $ 0.08       $ 0.19      -60.7%          $ 0.18       $ 0.31        -41.9%

    Number of Shares                              17,574       16,199        8.5%          17,398       15,972          8.9%

Segment Information

Revenues:
    Lithotripsy                                 $ 15,105     $ 17,831      -15.3%        $ 30,098     $ 35,232        -14.6%

    Manufacturing                               $ 21,544     $ 19,106       12.8%        $ 47,139     $ 37,325         26.3%

Adjusted EBITDA:
    Lithotripsy                                  $ 4,440      $ 5,923      -25.0%         $ 8,928     $ 11,485        -22.3%

    Manufacturing                                $ 2,241      $ 3,562      -37.1%         $ 4,791      $ 5,680        -15.7%

Capital Expenditures:
    Consolidated                                   1,188          558                       3,469          806

    Lithotripsy, net to Prime                        392          158                         897          197

    Manufacturing, net to Prime                        -           65                         380          127

    Corporate                                         67           28                         525           70


Other Information:

    Net Draws (Payments) on Line of Credit       $ 4,500          500                     $ 8,500     $ (1,500)

    Net Working Capital                         $ 40,233       29,404                    $ 40,233     $ 29,404

    Net Debt                                   $ 122,485      112,173                   $ 122,485    $ 112,173

    Days Sales Outstanding                          33.1         43.7                        33.1         43.7

(a)  Excludes Refractive Operations:  Revenues - $3,571; EBITDA - $530; Adjusted EBITDA - $562; Net Income - ($71)
(b)  Excludes Refractive Operations:  Revenues - $8,058; EBITDA - $1,855; Adjusted EBITDA - $1,626; Net Income - $155
(c)  See accompanying definition of EBITDA and Adjusted EBITDA

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Definition of EBITDA and Adjusted EBITDA
----------------------------------------

Management defines EBITDA as "earnings before interest, taxes, depreciation and amortization." We feel that EBITDA (as defined) serves as a reasonable measure of the cash flows available to service debt, fund capital expenditures and satisfy income tax obligations. Accordingly, we report EBITDA as a meaningful metric in both current and historical context.

"Adjusted" EBITDA is defined as EBITDA less minority interest expense.


Prime Medical Services Inc.
Reconciliation of EBITDA and Adjusted EBITDA
For the Three and Six Months Ended June 30, 2003
Unaudited
(000's)


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                                                             2nd Quarter                     YTD

                                                          2003         2002          2003         2002
                                                          ----         ----          ----         ----
Net Income as Reported                                   $1,324       $3,031        $3,150        $5,137

Add Back:
  Provision for Income Taxes                                617        1,890         1,623         3,200
  Interest Expense, Including Loan Fees                   2,441        2,751         4,537         5,590
  Depreciation & Amortization                             1,831        1,814         3,651         3,609
                                                        -------      -------       -------       -------
  Adjusted EBITDA                                         6,213        9,486        12,961        17,536

Add Back:
  Minority Interest Expense                               3,884        5,035         7,893        10,911
                                                        -------      -------       -------       -------

  EBITDA                                                $10,097      $14,521       $20,854       $28,447
                                                        =======      =======       =======       =======
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                                            PRIME MEDICAL SERVICES, INC. AND SUBSIDIARIES
                                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                                             (Unaudited)

                                                    Three Months Ended       Six Months Ended
                                                         June 30,                 June 30,
($ in thousands, except per share data)            2003         2002         2003         2002
                                                 ---------    ---------    ---------    ---------

Revenue:
     Lithotripsy:                                 $15,105     $ 17,831      $30,098     $ 35,232
     Manufacturing                                 21,544       19,106       47,139       37,325
     Refractive                                         -        3,571            -        8,058
     Other                                            262          196          525          392
                                                 ---------    ---------    ---------    ---------
        Total revenue                              36,911       40,704       77,762       81,007
                                                 ---------    ---------    ---------    ---------

Cost of services and general and
     administrative expenses:
     Lithotripsy                                    6,579        6,977       13,011       13,732
     Manufacturing                                 19,373       15,515       42,420       31,142
     Refractive                                         -        3,050            -        6,222
     Corporate                                        795          807        1,440        1,619
                                                 ---------    ---------    ---------    ---------
                                                   26,747       26,349       56,871       52,715
Depreciation and amortization                       1,831        1,814        3,651        3,609
                                                 ---------    ---------    ---------    ---------
                                                   28,578       28,163       60,522       56,324
                                                 ---------    ---------    ---------    ---------

Operating income                                    8,333       12,541       17,240       24,683

Other income (expenses):
     Interest and dividends                           115           77          221          128
     Interest expense                              (2,441)      (2,534)      (4,537)      (5,077)
     Loan fees                                          -         (217)           -         (513)
     Other, net                                      (182)          89         (258)          27
                                                 ---------    ---------    ---------    ---------
                                                   (2,508)      (2,585)      (4,574)      (5,435)
                                                 ---------    ---------    ---------    ---------
Income before provision for income
     taxes and minority interests                   5,825        9,956       12,666       19,248

Minority interest in consolidated income            3,884        5,035        7,893       10,911

Provision for income taxes                            617        1,890        1,623        3,200
                                                 ---------    ---------    ---------    ---------

Net income                                        $ 1,324      $ 3,031      $ 3,150      $ 5,137
                                                 =========    =========    =========    =========

Basic earnings per share:
     Net income                                    $ 0.08       $ 0.19       $ 0.18       $ 0.33
                                                 =========    =========    =========    =========

     Weighted average shares outstanding           17,325       15,863       17,200       15,784
                                                 =========    =========    =========    =========

Diluted earnings per share:
     Net income                                    $ 0.08       $ 0.19       $ 0.18       $ 0.32
                                                 =========    =========    =========    =========

     Weighted average shares outstanding           17,574       16,199       17,398       15,972
                                                 =========    =========    =========    =========
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                                            PRIME MEDICAL SERVICES, INC. AND SUBSIDIARIES
                                                     CONSOLIDATED BALANCE SHEETS
                                                             (Unaudited)



                                                       June 30,           December 31,
($ in thousands)                                         2003                 2002
                                                   -----------------    -----------------

ASSETS

        Total current assets                            $ 64,034              $ 67,629

        Property and equipment, net                       24,924                24,684

        Other assets                                     188,290               173,526
                                                       ----------            ----------

                                                       $ 277,248             $ 265,839
                                                       ==========            ==========

LIABILITIES

        Total current liabilities                       $ 23,801              $ 31,435

        Long-term debt, net of current portion           129,792               118,306

        Other long-term liabilities                       10,928                 7,522
                                                       ----------            ----------

        Total liabilities                                164,521               157,263

        Minority interest                                  7,975                 9,942

        Total stockholder's equity                       104,752                98,634
                                                       ----------            ----------

                                                       $ 277,248             $ 265,839
                                                       ==========            ==========
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